Exhibit 23

C-7/227, Sector-7, Rohini New Delhi -110085 Tel: +91 11 4559 6689 Email: info@ajsh.in
(Formally known as “AJSH & Co.” converted and registered as LLP on 11-04-2016 vide LLPIN: AAG-1471)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10, relating to the consolidated financial statements of Uonlive Corporation, as of December 31, 2020 and December 31, 2019 and to all references to our firm included in this Registration Statement.

/s/AJSH & Co LLP

New Delhi, India

March 26, 2021